Exhibit 10.4

FUEL SYSTEMS SOLUTIONS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is entered into as of the Date of Award indicated below by and between Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”), and the person named below as Holder.

WHEREAS, Holder is an employee of the Company or any of its subsidiaries, and pursuant to the Company’s 2009 Restricted Stock Plan (as amended from time to time, the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the award to Holder of restricted stock units in the amount and on the terms and conditions set forth herein.  Each restricted stock unit represents the unfunded right to receive (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or (ii) at the discretion of the Committee, cash equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock, in each case, subject to the restrictions set forth herein (“Restricted Stock Unit”);

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.

Award; Vesting.  The Company hereby awards to Holder, and Holder hereby accepts, as of the Date of Award, the number of Restricted Stock Units (the “Units”) indicated below.  The Units shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 3 hereof.

Holder:  Pietro Bersani

Date of Award:  April 24, 2015

Number of Restricted Stock Units:  21,000

Vesting Schedule:

Number of Units	Scheduled Vesting Date
7,000 7,000 7,000	April 24, 2016 April 24, 2017 April 24, 2018

Holder must be an employee on the date the Units vest pursuant to the above Vesting Schedule in order to receive any shares of Common Stock pursuant to Section 4(b).

2.

Forfeiture of Unvested Restricted Stock Units.  If Holder ceases to be an employee for any reason, any Units that have not yet vested as of the date that Holder ceases to be an employee shall be immediately forfeited and canceled.

3.

Restrictions.  Unvested Units (i) shall not be sold, exchanged, assigned, transferred, conveyed, gifted, or otherwise disposed of in any way at any time and (ii) shall not be pledged, encumbered, or otherwise hypothecated in any way at any time and shall not be subject to execution, attachment, or similar legal process.  Any attempt to sell, transfer, pledge, encumber, hypothecate, or otherwise dispose of any unvested Units shall be null and void and without legal force or effect.
4.	Units Held in Escrow.
(a)	Until a Unit vests, the Unit will be kept in a restricted account maintained for the Holder on the books and records of the Company.
(b)

From and after the date upon which a Unit vests, Holder shall be entitled (provided that Holder shall have paid the Withholding Liability to the Company pursuant to Section 7 hereof) to receive (i) a stock certificate or, at the discretion of the Company, to receive an appropriate book entry in the share register of the Company maintained by the Company’s stock transfer agent representing such shares of Common Stock underlying the vested Units, or (ii) cash in an amount equal to the Fair Market Value of the shares of Common Stock underlying the vested Units on the vesting date.

5.	Voting; Dividends.Holder shall have none of the powers, preferences, and rights of a holder of Common Stock with respect to any unvested Unit including the rights to vote and receive dividends.
6.

Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Holder’s employment at any time or for any reason, nor confer upon Holder any right to continue as an employee of the Company for any period of time, or to continue Holder’s present (or any other) rate of compensation.

7.	Payment of Withholding Taxes.
(a)

If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the termination of the restrictions imposed upon the Units hereunder including, without limitation, any federal, state or other income tax, or any FICA, state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated being the “Withholding Date”), then Holder shall pay such amount (the “Withholding Liability”) to the Company on the Withholding Date by one or a combination of the following means as Holder may elect:

i.	delivering cash or check payable to the Company;
ii.

delivering already-owned shares of Common Stock (free and clear of any pledge, commitment, lien, claim or other encumbrance) having an aggregate Fair Market Value as of the Withholding Date equal to the Withholding Liability to be so paid, provided that the Company is not then prohibited by law or any instrument or agreement from purchasing or acquiring such shares of Common Stock; and/or

iii.	withholding from the shares of Common Stock otherwise to be released to Holder upon the vesting thereof, if applicable, a number of shares having an aggregate Fair Market Value as of the Withholding Date equal to the Withholding Liability to be so paid.

Notwithstanding the foregoing, Holder may not elect to deliver already-owned shares under clause (ii) above or have shares withheld under clause (iii) above (x) if the Committee decides otherwise, (y) if the Company is then prohibited by law or any instrument or agreement from purchasing or acquiring such shares, or (z) to the extent that the Fair Market Value of such shares would exceed the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to Holder’s supplemental taxable income relating to the Units).

(b)

If Holder's Withholding Liability is not otherwise satisfied pursuant to (a) above, then the Company shall have the right to withhold and deduct from any compensation or other amounts otherwise due to Holder an amount necessary to satisfy such Withholding Liability.  All taxes, if any, in respect of the grant of the Units or any other payments hereunder shall be solely Holder's responsibility and shall be paid by Holder.

(c)

The Committee, in its sole discretion, may approve or disapprove any Withholding Liability payment election made by Holder and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing.

8.

Securities Laws.  Holder represents to the Company that the resale of any shares of Common Stock issued pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

9.

Amendment or Substitution of Awards Under the Plan.  The terms of this Agreement may be amended from time to time by the Committee in its sole and absolute discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of lapse of restrictions on the Units; provided that, except as otherwise provided in the Plan, no such amendment shall adversely affect in a material manner any right of a Participant under an Award Certificate without his or her written consent.

10.

Plan.  The Units are granted pursuant to the Plan, as in effect on the Date of Award, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time.  The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Holder.  Until the Units vest in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Holder upon request.

11.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, guardians, beneficiaries, successors and assigns.

12.

Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given (i) five days after mailing by certified or registered mail, postage prepaid, return receipt requested, (ii) the next business day after being sent through an overnight delivery service under circumstances in which such service guarantees next day delivery, or (iii) when actually received if sent by any other method.  All notices shall be sent to the Company at 780 Third Avenue, 25th Floor, New York, New York 10017, Telephone: (646) 502-7170, attention Chief Financial Officer, and to Holder at the address set forth beneath his or her signature on the signature page hereof, or at such other addresses as they may designate by written notice in the manner aforesaid.

13.

Governing Law; Entire Agreement.  This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.  The Plan and this Agreement contain the entire agreement between Holder and the Company with respect to the subject matter contained herein, and supersede all prior agreements or prior understandings, whether oral or written, between such parties relating to such subject matter.

14.

Interpretation.  Any dispute regarding the interpretation of this Award shall be submitted by Holder or the Company to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Holder.

15.

Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

***

IN WITNESS WHEREOF, the Company and Holder have duly executed this Restricted Stock Unit Agreement in one or more counterparts, each of which shall be deemed an original, as of the Date of Award.

FUEL SYSTEMS SOLUTIONS, INC.

By: /s/ Mariano Costamagna
         Name:
         Title:

You must sign this and return it to Kevin Buckley, Secretary to the Board.

Pietro Bersani
Name of Holder

/s/ Pietro Bersani
Signature

Street Address

City, State and ZIP Code